SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2006

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, at a meeting of the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”), the Committee approved the terms of the 2006 Management Team Annual Incentive Plan (the “2006 Plan”) which is applicable to members of the Company’s management team.

The 2006 Plan requires the Company to achieve a 90% revenue to plan and 90% operating profit to plan minimum threshold for the management team to be eligible for an annual bonus.  The bonus is computed as a percentage of base salary, which is established by the Committee. In fiscal 2006, the target level of bonus equals or exceeds 50% of salary for each of the management team. The percentage target of each bonus contains corporate targets specifically tied to achieving corporate revenue and operating profit thresholds (“Corporate Results”), individual goal achievement and revenue achievement. The bonus target is weighted 50% on individual goal achievement and Corporate Results and 50% on revenue achievement. The Committee may alter the incentive payout based on such factors as achievement of publicly announced targets, product milestones, strategic goals, cross-functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate.

A copy of the 2006 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1 Adobe Systems Incorporated 2006 Management Team Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: January 13, 2006	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief Financial Officer